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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  November 17, 1999



                         STEWART ENTERPRISES, INC.
          (Exact name of registrant as specified in its charter)

     LOUISIANA                   0-19508             72-0693290
(State or other jurisdiction   Commission        (I.R.S. Employer
     of incorporation)         File Number)      Identification No.)



                      110 Veterans Memorial Boulevard
                        Metairie, Louisiana  70005
            (Address of principal executive offices) (Zip Code)



                              (504) 837-5880
           (Registrant's telephone number, including area code)


                              Not Applicable
       (Former name or former address, if changed since last report)


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Item 5.  Other Events

        On November 17, 1999 the Company issued the following press release.




CONTACT:       William E. Rowe
               Stewart Enterprises, Inc.
               110 Veterans Memorial Boulevard
               Metairie, Louisiana  70005
               504/837-5880

                                                          FOR IMMEDIATE RELEASE


             STEWART ENTERPRISES ANNOUNCES MANAGEMENT CHANGES

Metairie, Louisiana, November 17, 1999 ... Stewart Enterprises, Inc. (NASDAQ NMS: STEI) announced today that Joseph P. Henican, III, Vice Chairman and Chief Executive Officer, has stepped down. The Company also announced that William E. Rowe, the Company's President and Chief Operating Officer, has been elected to succeed Henican as Chief Executive Officer.

In making this announcement, Frank B. Stewart, Jr. Chairman of the Board, said, "Joe Henican guided Stewart Enterprises during its most successful period of growth through acquisition and expansion in North America, Europe and the Pacific Rim. During his five-year tenure as CEO, he played a vital role in the Company's exceptional performance."

"We expect continued success under Bill's leadership. Bill has been in the funeral home and cemetery business for more than 34 years. He joined Stewart in 1987 when we acquired his firms. He served as president of our Mid-Atlantic Division (now known as the Eastern Division) and made it one of our most successful divisions. In 1994 he was elected President and Chief Operating Officer of the Company. He and Joe Henican worked hand in hand in establishing Stewart Enterprises as one of the industry leaders. We feel very fortunate that Bill is in place to continue Stewart's growth into the new millennium and beyond," stated Stewart.

Bill Rowe commented, "I am honored to have been elected Chief Executive Officer of Stewart Enterprises. Joe Henican has provided this company with a strong platform from which we can continue to grow."

Founded in 1910, Stewart Enterprises, Inc., is the third largest provider of products and services in the death care industry in North America, currently owning and operating 634 funeral homes and 157 cemeteries in North America, Europe and the Pacific Rim.


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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              STEWART ENTERPRISES, INC.




November 17, 1999             /s/ Kenneth C. Budde
                              -----------------------------
                              Kenneth C. Budde
                              Executive Vice President
                              Chief Financial Officer